Exhibit 10.11

SUBSCRIPTION AGREEMENT

TO:     The Directors of Aldel Financial Inc. (the “Company”).

The undersigned hereby subscribes for 690,000 shares of Class B common stock (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $5,000 to the Company.

We agree to take the Shares subject to the Certificate of Incorporation and By-laws of the Company and we authorize you to enter the following name and address in the stockholders ledger of the Company:

Name:	FG SPAC Partners LP

Address:	Attn: Larry G. Swets, Jr., CEO of the Manager

105 S. Maple Street

Itasca, IL 60143

Email: lswets@itascafinancial.com

FG SPAC PARTNERS LP

Signed:	/s/ Larry G. Swets
Name: Larry G. Swets, Jr.
Title: CEO of the Manager of FG SPAC Partners LP

Dated:      January 11, 2021

Accepted:

ALDEL FINANCIAL INC.

Signed:	/s/ Hassan Raza Baqar
Name: Hassan Raza Baqar
Title: Chief Financial Officer

Dated:      January 11, 2021